Exhibit 99.1

MiddleBrook Pharmaceuticals Files for Chapter 11 Bankruptcy Protection

WESTLAKE, Texas (April 30, 2010) MiddleBrook Pharmaceuticals, Inc. (NASDAQ: MBRK) (“MiddleBrook” or the “Company”) has filed a voluntary petition (the “Petition”) for relief under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”). MiddleBrook will continue to manage and operate its business and assets during the pendency of the bankruptcy case, subject to the supervision and orders of the Bankruptcy Court and in accordance with applicable provisions of the United States Bankruptcy Code.

In conjunction with the filing, MiddleBrook is seeking customary authority from the Bankruptcy Court that will enable it to continue operations and deliver products to customers in the ordinary course of business and without interruption.

“During this process, we remain committed to continuing to promote MOXATAG through our third party partner’s electronic promotion program and maintaining product availability to our trade customers,” said David Becker, MiddleBrook Executive Vice President and Chief Financial Officer, and Acting President and Chief Executive Officer.

The filing of the Petition places an automatic stay that restrains most actions a creditor could commence or continue against MiddleBrook and its assets, under applicable bankruptcy law, without the permission of the Bankruptcy Court. Stockholders of a company in Chapter 11 generally receive value only if all claims of the company’s secured and unsecured creditors are fully satisfied. MiddleBrook is unsure if there will be value available for distribution to the common stockholders in the bankruptcy process, and therefore makes no guarantees that such claims will be satisfied.

Probable NASDAQ De-listing

MiddleBrook anticipates it will receive a letter from NASDAQ notifying it that its common stock will be de-listed from the NASDAQ Global Market for failure to pay certain fees required by NASDAQ Listing Rule 5210(d), as well as due to the filing of the Petition pursuant to NASDAQ’s discretionary authority. At this time, the Company does not intend to appeal the decision and expects that the Company’s common stock will be de-listed.

About MiddleBrook Pharmaceuticals

MiddleBrook Pharmaceuticals, Inc. (NASDAQ: MBRK) is a pharmaceutical company focused on commercializing anti-infective products that fulfill unmet medical needs. MiddleBrook’s proprietary delivery technology, PULSYS, enables the pulsatile delivery, or delivery in rapid bursts, of certain drugs. MiddleBrook currently markets MOXATAG, the first and only FDA-approved once-daily amoxicillin, and KEFLEX (cephalexin, USP), the immediate-release brand of cephalexin. For more information about MiddleBrook, please visit www.middlebrookpharma.com.

KEFLEX, KEFLEX 750 MG, MiddleBrook, MiddleBrook Pharmaceuticals (stylized), MiddleBrook Pharmaceuticals, Inc., MOXATAG, and PULSYS are MiddleBrook’s trademarks and have been registered in the U.S. Patent and Trademark Office or are the subject of pending U.S. trademarks applications. Each of the other trademarks, tradenames, or service marks appearing in this document belongs to the respective holder, as used herein, except as otherwise indicated by the context. References to “we,” ‘‘us,” “our,” ‘‘MiddleBrook,” or the “Company,” refer to MiddleBrook Pharmaceuticals, Inc., and its subsidiaries.

FORWARD-LOOKING STATEMENTS
Some of the statements contained in this press release contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements related to MiddleBrook’s plans to continue to operate, promote MOXATAG and maintain product availability and the availability of value for the common stockholders in the bankruptcy process. In some cases, forward-looking statements are identified by words such as “intend,” “believe,” “anticipate,” “expect,” “estimate,” “will,” “may,” “should,” “could,” “would” and similar expressions. Such forward-looking statements reflect MiddleBrook’s current plans, beliefs, estimates and views and involve a number of known and unknown risks, uncertainties and other factors that may cause actual results to differ materially from those expressed or implied by such forward-looking statements. These factors include, among others, Bankruptcy Court approval for the Company to continue its operations and deliver products; the Company’s ability to manage expenses and fund its working capital needs during the Chapter 11 process; the Company’s ability to manage its relationships with its creditors, vendors, and customers during the Chapter 11 process; the Company’s ability to successfully commercialize and market MOXATAG or KEFLEX during the Chapter 11 process due to: the limitations on the Company’s resources and experience in the commercialization of products; the elimination of a substantial portion of the Company’s commercial organization; the lack of acceptance by physicians, patients and third party payors of the Company’s products; unanticipated safety, product liability, efficacy, or other regulatory issues; problems relating to manufacturing or supply; delays in the supply of products by the third party manufacturers and suppliers on which the Company relies; inadequate distribution of the products by wholesalers, pharmacies, and other customers; competition from other products; and other risks identified in the sections titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” in MiddleBrook’s Annual Report on Form 10-K for the year ended Dec. 31, 2009. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. MiddleBrook undertakes no obligation to update publicly or review any of the forward-looking statements made in this press release, whether as a result of new information, future developments or otherwise.

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Source: MiddleBrook Pharmaceuticals, Inc.
Investor Relations/Media Contact: David Becker 817-837-1200